Amended Schedule A

Dated April 26, 2025

to the

Expense Limitation Agreement

Dated July 1, 2022

Between

Touchstone ETF Trust and Touchstone Advisors, Inc.

FYE 12/31

Fund	Operating Expense Limit	Termination Date
Touchstone Climate Transition ETF	0.69%	April 29, 2026
Touchstone Dividend Select ETF	0.49%	April 29, 2026
Touchstone Dynamic International ETF	0.65%	April 29, 2026
Touchstone International Equity ETF	0.37%	April 29, 2026
Touchstone Sands Capital Emerging Markets ex-China Growth ETF	0.79%	April 29, 2026
Touchstone Sands Capital US Select Growth ETF	0.67%	April 29, 2026
Touchstone Securitized Income ETF	0.39%	April 29, 2026
Touchstone Strategic Income ETF	0.49%	April 29, 2026
Touchstone US Large Cap Focused ETF	0.55%	April 29, 2026
Touchstone Ultra Short Income ETF	0.25%	April 29, 2026

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE ETF TRUST

By: /s/ Terrie Wiedenheft
Name: Terrie A. Wiedenheft
Title: Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By: /s/ E. Blake Moore Jr.
Name: E. Blake Moore Jr.
Title: Chief Executive Officer

By: /s/ Terrie Wiedenheft
Name: Terrie A. Wiedenheft
Title: Chief Financial Officer